UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 12, 2021
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Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

166 North Roadrunner Parkway, Suite 1C Las Cruces, New Mexico	88011
(Address of principal executive offices)	(Zip Code)
(575) 424-2100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On July 12, 2021, Virgin Galactic Holdings, Inc. (the “Company”) entered into a distribution agency agreement (the “Distribution Agency Agreement”) with Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC (each, an “Agent” and collectively, the “Agents”) providing for the offer and sale of up to $500,000,000 of shares of the Company’s common stock, par value $0.0001 per share, from time to time by the Company through the Agents, acting as the Company’s sales agents, or directly to one or more of the Agents, acting as principal.

Sales of shares of the Company’s common stock, if any, as contemplated by the Distribution Agency Agreement, made through any Agent acting as sales agent or directly to any Agent acting as principal, will be made by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions or (vi) through a combination of any such methods.

None of the Agents is required to sell any specific number or dollar amount of shares of the Company’s common stock, but each has agreed, subject to the terms and conditions of the Distribution Agency Agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell the shares of the Company’s common stock on the terms agreed upon by such Agent and the Company.

The Company will pay the applicable Agent a commission at a mutually agreed rate that will not (except as provided below) exceed 2.0% of the gross sales price of the shares of the Company’s common stock sold through the Agents, as the Company’s sales agents. The Company may also agree with any Agent to sell shares of the Company’s common stock in a manner that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Securities Exchange Act of 1934, as amended, in which case the Company and such Agent will agree to compensation for such Agent that is customary for such sales.

Under the terms of the Distribution Agency Agreement, the Company may also sell shares of its common stock to one or more of the Agents, as principal, at a price agreed upon at the time of sale. If the Company sells shares of its common stock to one or more of the Agents, as principal, the Company will enter into a separate terms agreement (a “Terms Agreement”) with such Agent or Agents, as applicable, setting forth the terms of the transaction. In any such sale to an Agent or Agents as principal, the Company may agree to pay the applicable Agent or Agents a commission or underwriting discount that may exceed 2.0% of the gross sales price of the Company’s common stock sold to such Agent or Agents, as principal.

The Company intends to use any net cash proceeds it receives from the issuance and sale by it of any shares of the Company’s common stock to or through the Agents for general corporate purposes, including working capital, general and administrative matters and capital expenditures for its manufacturing capabilities, development of its spaceship fleet and other infrastructure improvements.

The Distribution Agency Agreement (which includes, as an exhibit thereto, the form of Terms Agreement) is filed herewith as Exhibit 1.1. The description of the Distribution Agency Agreement and any Terms Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Distribution Agency Agreement (including such form of Terms Agreement included therein) filed herewith as an exhibit and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1
Distribution Agency Agreement, dated July 12, 2021, by and among the Company, Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC (including the form of Terms Agreement).

5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (contained in the opinion filed as Exhibit 5.1 hereto).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Galactic Holdings, Inc.

Date: July 12, 2021	By:	/s/ Michelle Kley
	Name:	Michelle Kley
	Title:	Executive Vice President, General Counsel and Secretary